Exhibit 10.4

CANADIAN SECURITY AGREEMENT

THIS CANADIAN SECURITY AGREEMENT (this “Agreement”) is made as of June 30, 2015, by Mad Catz Interactive, Inc. (“Parent”) and 1328158 Ontario Inc. (“MCC”) (collectively, the “Debtors” and each a “Debtor”) in favour of NewStar Business Credit, LLC, a Delaware limited liability company, as Administrative Agent (together with its successors and assigns, the “Secured Party”) for the Lenders under the Loan Agreement (as defined below).

WHEREAS, Mad Catz, Inc. (together with its successors and assigns, the “Borrower”), MCC, Parent, Secured Party and the lenders from time to time party thereto (collectively, the “Lenders”) have entered into that certain Loan and Security Agreement of even date herewith (as amended, restated supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to make available a revolving line of credit to the Borrower, all in accordance with and subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, it is a condition precedent to Lenders’ obligations to make the Loans and advances under the Loan Agreement, that each of the Debtors (i) execute and deliver a Canadian Guaranty Agreement, dated as of the date hereof, in favour of Secured Party, for the benefit of Lender Parties (the “Guaranty”), guaranteeing all obligations of the Borrower under the Loan Agreement and the other Loan Documents, and (ii) pledge to Secured Party, for the benefit of Lenders, the Pledged Collateral (as hereinafter defined) as security for such Debtor’s Secured Obligations (as hereinafter defined);

WHEREAS, The Parent acknowledges and confirms that it owns one-hundred percent (100%) of the Borrower. Each Debtor acknowledges and confirms that (a) it will directly or indirectly benefit from the Loans from Lenders to the Borrower, (b) the Loans constitute valuable consideration to the Debtors, (c) this Agreement is intended to be an inducement to Lenders to execute, deliver and perform the Loan Agreement and the other Loan Documents and for Lenders to extend the Loans to the Borrower, and (d) each Lender is relying upon this Agreement in making and advancing the Loans to the Borrower.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Secured Party and each Lender to enter into the Loan Agreement and other Loan Documents, the parties hereto, intending to be legally bound hereby, do agree as follows:

CANADIAN SECURITY AGREEMENT

1.

DEFINITIONS AND REFERENCES

1.1. General Definitions.  As used herein, the terms “Agreement”, “Borrower”, “Debtor”, “Debtors”, “Guaranty”, “Lender”, “Loan Agreement”, “Parent” and “Secured Party” shall have the meanings indicated above, and the following terms shall have the following meanings:

“Account” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and includes, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or for services rendered or to be rendered.

“Chattel Paper” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and includes, without limitation, a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods. “Chattel Paper” includes, without limitation, electronic chattel paper.

“CIPO” means the Canadian Intellectual Property Office.

“Document of Title” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and includes, without limitation, any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, or any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, and which purports to be issued by or addressed to a bailee and purporting to cover goods in the bailee’s possession which are either identified or are fungible portions of an identified mass.

“Domestic Subsidiary” means any direct or indirect Subsidiary of any Debtor that is organized under the laws of the United States of America, any state thereof, the District of Columbia, Canada, or any province or territory of Canada.

“Equipment” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, wherever located, and whether now or hereafter existing and all parts thereof, all accessions thereto and all replacements therefor. The Equipment includes, without limitation, with respect to a Person, all personal property used or useable by such Person in its business.

“Excluded Property” means, with respect to any Credit Party, collectively, (i) property of such Credit Party subject to Liens permitted by clauses (c), (d) or (m) of the definition of Permitted Liens solely in the event and to the extent that a grant or perfection of a Lien in favour of Secured Party on any such property is prohibited by or results in a breach or termination of, or

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constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens (other than to the extent that such terms would be rendered ineffective pursuant to any provision of the PPSA (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of the Secured Party’s Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms or the obtainment of such consents, such property shall cease to constitute Excluded Property and shall be Pledged Collateral to the extent otherwise provided for in the Loan Documents, (ii) any personal property lease, contract, permit, license, franchise or letter-of-credit right of such Credit Party solely in the event and to the extent that a grant or perfection of a Lien on such personal property lease, contract, permit, license, franchise or letter-of-credit right is prohibited by applicable law or results in a breach or termination of, or constitutes a default under, any such personal property lease, contract, permit, license, franchise or letter-of-credit-right (other than to the extent that such law or terms would be rendered ineffective pursuant to any provision of the PPSA (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of the Secured Party’s Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such law or terms or the obtainment of such consents, such personal property lease, contract, permit, license, franchise or letter-of-credit right shall cease to constitute Excluded Property, and shall be Pledged Collateral to the extent otherwise provided for in the Loan Documents, (iii) the voting equity interests of any Foreign Subsidiary, and (iv) any Canadian proposed use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such proposed use trademark applications under applicable law, provided that upon submission and acceptance by CIPO of an amendment to allege use such proposed use trademark application shall cease to constitute Excluded Property and shall be pledged Collateral to the extent otherwise provided for in the Loan Documents.

“Foreign Subsidiary” means a Subsidiary any Debtor that is not a Domestic Subsidiary.

“Futures Account” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference.

“Intangible” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and in any event includes, without limitation, all intangible personal property of every kind and nature (other than Accounts, Chattel Paper, Documents of Title, Instruments, Investment Property, letter-of-credit rights, letters of credit and money), including, without limitation, contract rights, business records, rights and claims against carriers and shippers, customer lists, registrations, licenses, franchises, tax refund claims, rights to indemnification, warranty or guaranty contract, claims for any damages arising out of or for breach or default under or in connection with any contract, rights to exercise or enforce remedies, powers and privileges under any contract and rights and claims to any amounts payable under any contract of insurance, including without limitation, business interruption, property, casualty, key employee life or any other insurance.

“Instrument” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and includes, without limitation, a negotiable

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instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

“Inventory” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and includes, without limitation, with respect to a Person, goods (including goods in-transit) that (a) are held or to be held by such Person for sale or lease or to be furnished under a contract of service, (b) are leased or to be leased by such Person as lessor or (c) consist of raw materials, work in process, finished goods or materials used or consumed in such Person’s business.

“Investment Property” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference, and includes, without limitation, a security (whether certificated or uncertificated) security entitlement, securities account, commodity contract, or commodity account.

“IP Security Agreement” means each Patent, Trademark and Copyright Security Agreement that may from time to time be executed by a Debtor in favour of Secured Party, for the benefit of Lenders.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, collateral assignment, charge, claim, or lien arising from a security agreement, mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, conditional sale, trust receipt, lease, consignment or bailment for security purposes or similar agreement, or any contingent or other agreement to provide any of the foregoing.

“Machinery” refers to Pledged Collateral that would be classified within the definition of “Equipment” but for the fact that such items have become so affixed to the related real property that an interest has arisen therein under real property law.

“Other Liable Party” means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or the Obligations or who may now or may at any time hereafter have granted to Secured Party a Lien upon any property as security for the Secured Obligations or the Obligations.

“Pledged Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

“PPSA” means the Personal Property Security Act, RSO 1990, c P.10 and the Minister’s Orders and regulations thereunder, in each case as in effect in the Province of Ontario from time to time or, when the laws of any other jurisdiction govern the perfection, priority or enforcement of any Lien, the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction.

“Proceeds” means, with respect to any property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange,

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collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether Secured Party is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising.

“Proprietary Rights” means inventions, designs, blueprints, plans, specifications, licenses, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, trade secrets, good will and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions and continuations of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Secured Obligations” has the meaning given to such term in Section 2.2.

“Securities Account” has the meaning prescribed for such term as defined by the PPSA, which definition is incorporated herein by reference.

1.2. Other Definitions.  Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Loan Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the PPSA and not otherwise defined herein or in the Loan Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires. The parties intend that the terms used herein which are defined in the PPSA have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the PPSA shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the PPSA in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the PPSA shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the PPSA in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

1.3. Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

1.4. Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

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1.5. References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

2.

SECURITY INTEREST

2.1. Grant of Security Interest.  To secure the payment and performance of such Debtor’s Secured Obligations, each Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest, lien and collateral assignment, for the benefit of Lender Parties, in and to all right, title and interest of such Debtor in and to any and all of the its personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation, the following (collectively, the “Pledged Collateral”): all Accounts, Inventory, Equipment, Machinery, any other goods, Intangibles, Chattel Paper, letter-of-credit rights, Proprietary Rights, Instruments, Documents of Title, Investment Property, Securities Accounts, Futures Accounts, commodities accounts, money, cash, cash equivalents, letters of credit, securities and other personal property of any kind and at any time held directly or indirectly by Debtor, all books and records, whether in tangible or intangible form, all other assets, if any, and all accessions to, substitutions for and replacements, products and Proceeds of any of the foregoing; provided, however, that the Pledged Collateral shall not include the Excluded Property.

In each case, the foregoing shall be covered by this Agreement, whether such Debtor’s ownership or other rights therein are presently held or hereafter acquired and howsoever such Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

2.2. Secured Obligations Secured.  The security interest created hereby by each Debtor in its Pledged Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a) [Intentionally Deleted.]

(b) Guaranteed Indebtedness.  The payment by such Debtor, when due and payable, of all amounts from time to time owing by such Debtor under or in respect of the Canadian Guaranty Agreement or any of the other Loan Documents, as applicable, to which such

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Debtor is a party, and the due performance by such Debtor of all of its other respective obligations under or in respect of the Canadian Guaranty Agreement and such other Loan Documents, as applicable, in each case whether now existing or hereafter incurred or arising.

(c) Renewals.  All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

(d) Performance.  The due performance and observance by such Debtor of all of its other obligations from time to time existing under or in respect of any of the Loan Documents.

As used herein referring to each Debtor, the term “Secured Obligations” refers to all of such Debtor’s present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of such Debtor. Each Debtor hereby acknowledges that its Secured Obligations are owed to the various Lenders and that each Lender is entitled to the benefits of the Liens given under this Agreement.

2.3. Attachment.  Each Debtor acknowledges that value has been given. The security interest created herein is intended to attach, as to all of the Pledged Collateral, upon the execution by the Debtors of this Agreement.

2.4. Leases.  The last day of any term reserved by any real property lease, written or unwritten, or any agreement to lease real property, now held or subsequently acquired by each Debtor is excepted out of the security interest created hereby. As further security for the payment and performance of the Secured Obligations, each Debtor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for the Secured Party for the purpose of this Agreement. Each Debtor shall assign and dispose of the same in such manner as the Secured Party may from time to time direct in writing without cost or expense to the Secured Party. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Secured Party shall, for the purpose of vesting the residue of any such term in any purchaser, sublessee or such other acquiror of the real property lease, agreement to lease or any interest in any of them, be entitled by deed or other written instrument to assign to such other person, the residue of any such term in place of the applicable Debtor and to vest the residue freed and discharged from any obligation whatsoever respecting the same.

3.

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1. Representations and Warranties.  Each Debtor hereby represents and warrants to Secured Party and each other Lender Party that each representation and warranty made in the Loan Agreement with respect to such Debtor is true and correct on and as of the date hereof (except to the extent any such representations and warranties relate solely to an earlier date) and further represents and warrants to Secured Party and Lenders as follows:

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(a) Name, Place of Business and Formation.  Parent is a corporation organized under the federal laws of Canada and MCC is a corporation organized under the laws of the Province of Ontario, and California is each Debtor’s location as determined in accordance with the PPSA. Each Debtor has not conducted business under any name except the name in which it has executed this Agreement, which is the exact name as it appears in such Debtor’s organizational documents, as amended, as filed with such Debtor’s jurisdiction of organization, unless otherwise disclosed to Secured Party. Each Debtor’s principal place of business and chief executive office, and the place where Debtor keeps its books and records concerning the Pledged Collateral is located at its address referenced in Section 5.1 below.

(b) Ownership Free of Liens.  Each Debtor has good and marketable title to its Pledged Collateral, free and clear of all Liens, encumbrances or adverse claims except for any Permitted Liens. No effective financing statement or other registration or instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office except any which have been filed (i) in favour of Secured Party relating to this Agreement or (ii) in connection with other Permitted Liens. None of the Pledged Collateral is in the possession of any Person other than such Debtor or Secured Party, except for Pledged Collateral being transported in the ordinary course of business.

(c) No Conflicts or Consents.  Neither the ownership or the intended use of its Pledged Collateral by each Debtor, nor the grant of the security interest by such Debtor to Secured Party herein, nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles or certificate of incorporation, charter or bylaws of such Debtor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon such Debtor, or (ii) result in or require the creation of any Lien upon any assets or properties of such Debtor except for Permitted Liens. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by such Debtor of the security interest herein, or the exercise by Secured Party of its rights and remedies hereunder.

(d) Security Interest.  Each Debtor has and will have at all times full right, power and authority to grant a security interest in its Pledged Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance other than Permitted Liens. This Agreement creates a valid and binding security interest in favour of Secured Party in each Debtor’s Pledged Collateral, which security interest secures all of such Debtor’s Secured Obligations.

(e) Perfection.  The taking possession by Secured Party of all money constituting Pledged Collateral from time to time will perfect Secured Party’s security interest hereunder in such Pledged Collateral. Secured Party’s control of all Investment Property, Securities Accounts and Futures Accounts constituting Pledged Collateral from time to time will perfect, and establish the first priority of, Secured Party’s security interest hereunder in such Pledged Collateral. The filing of a financing statement pursuant to the PPSA in the province in which each Debtor is located (as determined in accordance with the PPSA) which sufficiently indicates all Proprietary Rights included within the Pledged Collateral, together with the filing of each Debtor’s IP Security Agreement, if any, with CIPO will perfect Secured Party’s security

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interest hereunder in all Proprietary Rights included within the Pledged Collateral. The filing of a financing statement pursuant to the PPSA in each province in which each Debtor is organized, has assets or carries on business which sufficiently indicates all other Pledged Collateral will perfect, and establish the first priority (subject only to Permitted Liens) of, Secured Party’s security interest hereunder in such Pledged Collateral. No further or subsequent filing, recording, registration, other public notice or other action is necessary to perfect or otherwise continue, preserve or protect such security interest except (i) for renewal statements described in the PPSA, (ii) for filings required to be filed in the event of a change in the name, identity, or structure of each Debtor or in connection with the relocation to any jurisdiction by a Debtor, an issuer or a securities intermediary, or upon the transfer by a Debtor of any of the Pledged Collateral, or (iii) in the event any financing statement filed by Secured Party relating hereto otherwise becomes inaccurate or incomplete.

(f) Accounts.  Each Account (if any) represents the valid and legally binding indebtedness of a bona fide Account Debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services and is not subject to contra accounts, setoffs, defences or counterclaims by or available to the applicable Account Debtor except as disclosed to Secured Party in writing. Goods (if any) which have been delivered to, and services which have been rendered by Debtor to the applicable Account Debtor have been accepted by such Account Debtor, and the amount shown as to each Account on Debtor’s books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which such Account Debtor has a right and which have been disclosed to Secured Party in writing.

(g) Proprietary Rights.  All Proprietary Rights included within the Pledged Collateral which are material to each Debtor’s business as of the most recent Reporting Date are listed on Schedule 7.15 to the Loan Agreement. All such Proprietary Rights are valid and enforceable and are not subject to any claim, judgment or administrative or arbitral decision that questions their validity or enforceability, such Debtor’s purported rights thereunder, or such Debtor’s rights to use the same in its business.

(h) Documents of Title, Instruments and Chattel Paper.  All Documents of Title, Instruments and Chattel Paper included within the Pledged Collateral and all signatures and endorsements thereon are complete, valid and genuine.

3.2. General Covenants Applicable to Pledged Collateral.  Unless Secured Party shall otherwise consent in writing, each Debtor will at all times comply with the covenants contained in the Loan Agreement which are applicable to it for so long as any part of such Debtor’s Secured Obligations or the Commitment is outstanding. In addition, each Debtor will at all times comply with Section 3.2(a) below.

(a) Change of Name, Location, or Structure; Additional Filings.  Each Debtor recognizes that financing statements pertaining to the Pledged Collateral have been or may be filed pursuant to the PPSA in each province in which such Debtor is organized, carries on business, has assets, or where its books and records are kept or where it’s chief executive office is located (within the meaning of the PPSA). Without limitation of any other covenant herein, no Debtor will cause or permit any Inventory, Securities or Equipment to be moved from the

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jurisdictions specified in Schedule 7.11 of the Loan Agreement or any change to be made in its name, identity or corporate structure, or any change to be made to its jurisdiction of organization, its principle place of business or its chief executive office, unless such Debtor shall have first (1) notified Secured Party of such change at least thirty (30) days prior to the effective date of such change, (2) taken all action requested by Secured Party for the purpose of further confirming and protecting Secured Party’s security interests and rights under this Agreement and the perfection and priority thereof, and (3) if requested by Secured Party, provided to Secured Party a legal opinion to its satisfaction confirming that such change will not adversely affect in any way Secured Party’s security interests and rights under this Agreement or the perfection or priority thereof. In any notice furnished pursuant to this subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party’s security interest in the Pledged Collateral.

4.

REMEDIES, POWERS AND AUTHORIZATIONS

4.1. Normal Provisions Concerning the Pledged Collateral.

(a) Authorization to File Financing Statements.  Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file, without the signature of such Debtor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (a) indicate the Pledged Collateral (i) as “all present and after acquired property” of such Debtor and all proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of the PPSA, or (ii) as being of an equal or lesser scope or with greater detail; (b) contain any other information required by the PPSA for the sufficiency or filing office acceptance of any financing statement or amendment; and (c) are necessary to properly effectuate the transactions described in the Loan Documents, as determined by Secured Party in its discretion. Each Debtor agrees to furnish any such information to Secured Party promptly upon request. Each Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Pledged Collateral is sufficient as a financing statement and may be filed in any jurisdiction by Secured Party.

(b) Power of Attorney.  Each Debtor hereby appoints Secured Party as such Debtor’s attorney in fact and proxy, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (and as more specifically set forth in the Loan Agreement), such Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by Secured Party for the sole benefit of Lender Parties.

(c) Performance by Secured Party.  If any Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause

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performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by the Debtors under Section 4.5.

(d) Bailees.  If any Pledged Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Debtors’ agents or processors, the Debtors shall, upon the request of Secured Party, notify such warehouseman, bailee, agent or processor of Secured Party’s rights hereunder and instruct such Person to hold all such Pledged Collateral for Secured Party’s account subject to Secured Party’s instructions. (No such request by Secured Party shall be deemed a waiver of any provision hereof which was otherwise violated by such Pledged Collateral being held by such Person prior to such instructions by the Debtors.)

4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a) exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein, under the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the PPSA (whether or not the PPSA applies to the affected Pledged Collateral);

(b) require each Debtor to, and such Debtor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Pledged Collateral as directed by Secured Party and make it (together with all books, records and information of such Debtor relating thereto) available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(c) prior to the disposition of any Pledged Collateral, (i) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Pledged Collateral is or may be located, and without charge or liability to Secured Party seize and remove such Pledged Collateral from such premises, (ii) have access to and use any Debtor’s books, records, and information relating to the Pledged Collateral, and (iii) store or transfer any of the Pledged Collateral without charge in or by means of any storage or transportation facility owned or leased by any Debtor, process, repair or recondition any of the Pledged Collateral or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by any Debtor;

(d) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(e) dispose of, at its office, on the premises of any Debtor or elsewhere, all or any part of the Pledged Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Pledged Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Pledged Collateral has been sold or until the Secured

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Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Pledged Collateral;

(f) buy (or allow one or more of Lenders to buy) the Pledged Collateral, or any part thereof, at any public sale;

(g) buy (or allow one or more of Lenders to buy) the Pledged Collateral, or any part thereof, at any private sale; and

(h) apply by appropriate judicial proceedings for appointment of a receiver for the Pledged Collateral, or any part thereof, and each Debtor hereby consents to any such appointment.

Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

4.3. Application of Proceeds.  If any Event of Default shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Pledged Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral, in accordance with the terms of Section 4.7 of the Loan Agreement.

4.4. Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Pledged Collateral by Secured Party are insufficient to pay all of the Secured Obligations and any other amounts to which Secured Party is legally entitled, the Debtors shall be liable for the deficiency, together with interest thereon as provided in the governing Loan Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party or Lenders to collect such deficiency.

4.5. Indemnity.  DEBTOR AGREES TO DEFEND, INDEMNIFY AND HOLD EACH INDEMNIFIED PERSON HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED CLAIMS INCLUDING THOSE INDEMNIFIED CLAIMS WHICH RELATE TO OR ARISE OUT OF ANY INDEMNIFIED PERSON’S OWN NEGLIGENCE, provided, that no Debtor shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Claims resulting solely and directly from the willful misconduct or gross negligence of such Indemnified Person. The agreements in this Section shall survive any termination of this Agreement or any Guaranty or the payment and performance in full of all of Borrowers’ Obligations under the Loan Agreement.

4.6. Non Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured

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Party to enforce its rights by judicial process. In so providing for non judicial remedies, each Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

4.7. Other Recourse.  Each Debtor waives any right to require Secured Party or any other Lender Party to proceed against any other Person, to exhaust any Pledged Collateral or other security for such Debtor’s Secured Obligations, to have any Other Liable Party joined with such Debtor in any suit arising out of such Debtor’s Secured Obligations or this Agreement, or to pursue any other remedy in Secured Party’s power. Each Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time. Each Debtor further waives any defence arising by reason of any disability or other defence of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Loan Document to which any Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party. Until all of such Debtor’s Secured Obligations shall have been paid in full, no Debtor shall have any right to subrogation and such Debtor waives the right to enforce any remedy which Secured Party or any Lender has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Each Debtor authorizes Secured Party and each other Lender Party, without notice or demand, without any reservation of rights against such Debtor, and without in any way affecting such Debtor’s liability hereunder or on such Debtor’s Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for such Debtor’s Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Pledged Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Loan Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

4.8. Limitation on Duty of Secured Party in Respect of Pledged Collateral.  Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

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4.9. Appointment of Collateral Agents.  At any time or times, in order to comply with any legal requirement in any jurisdiction, Secured Party may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with Secured Party, or to act as separate agent or agents on behalf of Lenders, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment. In so doing Secured Party may, in the name and on behalf of each Debtor, give to such co-agent or separate agent indemnities and other protections similar to those provided in Section 4.5.

4.10. Appointment of a Receiver.  Upon the occurrence of any Event of Default which is continuing, the Secured Party , for the benefit of the Lenders, at the direction of the Required Lenders, may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Secured Party or not, to be an interim receiver, receiver, receivers, receiver and manager, liquidator, trustee in bankruptcy or similar Person (hereinafter called a “Receiver,” which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of each Debtor and not of the Secured Party or any other Lender, and neither the Secured Party nor any other Lender shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Except as may be otherwise directed by the Secured Party, at the direction of the Required Lenders, all money or proceeds received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Secured Party. Every such Receiver may be vested with all or any of the rights and powers of the Secured Party. The identity of the Receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Required Lenders. Where the “Secured Party” is referred to in this Section 4, the reference includes, where the context permits, any Receiver so appointed and the officers, employees, servants or agents, or such receiver.

4.11. No Obligations under the PPSA.  The Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of the Pledged Collateral or to institute any proceedings for such purposes. Furthermore, neither of the Secured Party nor any other Lender shall have any obligation to take any steps to preserve rights against prior parties to any instrument or chattel paper, whether Pledged Collateral or not, and whether or not in the Secured Party’s or any other Lender’s possession, and shall not be liable or accountable for failure to do so.

5.

MISCELLANEOUS

5.1. Notices.  Any notice or request hereunder shall be given to each Debtor or to Secured Party in the manner as set forth in the Loan Agreement.

5.2. Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Debtors and Secured Party, and no waiver of

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any provision of this Agreement, and no consent to any departure by the Debtors therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Lenders as required in the Loan Agreement.

5.3. Preservation of Rights.  No failure on the part of Secured Party or any other Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise. The rights of Secured Party under any Loan Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Loan Document against such party or against any other Person.

5.4. Severability.  If any term or provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Agreement which shall be given effect so far as possible.

5.5. Survival of Agreements.  It is the express intention and agreement of the parties hereto that all obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Debtor herein shall survive the execution, delivery and termination of this Agreement until all of the Borrowers’ Obligations under the Loan Agreement (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) are performed in full and indefeasibly paid in full in cash and the Canadian Guaranty Agreement is terminated.

5.6. Other Liable Parties.  Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.

5.7. Assignment.

(a) This Agreement shall inure to the benefit of Secured Party, all future holders of the Secured Obligations or any of the Pledged Collateral and all Transferees (as defined below), and each of their respective successors and permitted assigns. No Debtor may assign, delegate or transfer this Agreement or any of its rights or obligations under this Agreement, its Canadian Guaranty Agreement, if applicable, or any other Loan Document without the prior written consent of Secured Party and Required Lenders. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Debtor. Nothing contained in this

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Agreement or any other Loan Document shall be construed as a delegation to Secured Party of any Debtor’s duty of performance, including, without limitation, any duties under any account or contract in which Secured Party has a security interest or Lien. This Agreement shall be binding upon each Debtor and its respective heirs and assigns.

(b) Each Debtor acknowledges that Secured Party and the other Lender Parties at any time and from time to time may sell, assign or grant participating interests in or transfer all or any part of its rights or obligations under, this Agreement to one or more persons, pursuant to the terms set forth in the Loan Agreement (each such transferee, assignee or purchaser, a “Transferee”). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of the Secured Obligations, the Pledged Collateral, this Agreement, and the other Loan Documents held by it as fully as if such Transferee were the original holder thereof (including without limitation rights of set-off and recoupment), and shall become vested with all of the powers and rights given to Secured Party and/or a Lender Party as applicable hereunder with respect thereto, and shall be deemed to be a “Secured Party” and/or Lender Party, as applicable for all purposes hereunder, the predecessor Secured Party or Lender Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned, and either Secured Party or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein. Each Debtor hereby grants to any Transferee or any assignee or other transferee or Secured Party a continuing security interest and Lien in the Pledged Collateral and any deposits, accounts, instruments, moneys or other property actually or constructively held by such Transferee, assignee or transferee as security for such Person’s interest in the Secured Obligations, the Pledged Collateral, its Guaranty and/or this Agreement and/or the other Loan Documents.

(c) Notwithstanding any other provision of this Agreement, any Guaranty or any other Loan Document, Secured Party may disclose to any Transferee, all information, and may furnish to such Transferee copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any Loan Document.

5.8. Termination.  This Agreement shall be effective on the date hereof and shall continue in full force and effect until full performance and satisfaction and indefeasible payment in full in cash of all of the Secured Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) and termination of the Loan Agreement, Canadian Guaranty Agreement and the other Loan Documents, all in accordance with such Loan Documents, and the rights and powers and security interests and Liens granted to Secured Party hereunder and the financing statements filed pursuant hereto shall continue in full force and effect notwithstanding the fact that the Obligations of the Borrowers under the Loan Agreement may from time to time be temporarily in a zero or credit position, until all of the Secured Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) have been indefeasibly paid in full in cash and performed and satisfied in full and the Loan Documents have been terminated in accordance with their terms. Each Debtor waives any rights which it may have under the PPSA or otherwise to demand the filing of termination statements with respect to the Pledged Collateral, and Secured Party shall not be required to send such termination statements to Debtor, or to file them

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with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms.

5.9. Governing Law.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY ONTARIO COURTS SITTING IN TORONTO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECT, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS SECURED PARTY DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.

5.10. Entire Agreement.  This Agreement, each Guaranty and the other Loan Documents to which any Debtor is a party constitute the entire agreement between such Debtor and Secured Party with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof, which are hereby terminated, null and void and of no further force or effect. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Debtors and Secured Party. Neither this Agreement nor any portion hereof may be changed, modified, amended, restated, waived, supplemented, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by the Secured Party and the Debtors. Any waiver of this Agreement by Secured Party shall be limited solely to the express terms and provisions of such waiver. Each party to this Agreement acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement, each Guaranty and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Agreement.

5.11. Counterparts; Fax.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

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5.12. Waiver of Jury Trial.  EACH DEBTOR, SECURED PARTY AND ANY OTHER LENDER PARTY EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY ANY OF THEM AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR, SECURED PARTY AND EACH OTHER LENDER PARTY EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY GUARANTY AND THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.

5.13. Loan Document.  THIS AGREEMENT IS A “LOAN DOCUMENT”, AS DEFINED IN THE LOAN AGREEMENT, AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, THIS AGREEMENT IS SUBJECT TO ALL PROVISIONS OF THE LOAN AGREEMENT GOVERNING SUCH LOAN DOCUMENTS.

5.14. No Oral Agreements.  THIS AGREEMENT, EACH GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH DEBTOR IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.15. Amalgamation.  The Debtors acknowledge and agree that, in the event any Debtor amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Debtor,” when used herein, shall apply to each of the amalgamating companies and to the amalgamated company, such that the security interest granted hereby:

(a) shall extend to “Pledged Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Pledged Collateral” thereafter owned or acquired by the amalgamated company, and

(b) shall secure all Secured Obligations of each of the amalgamating companies and the amalgamated company to the Secured Party and the Lenders at the time of amalgamation and all Secured Obligations of the amalgamated company to the Secured Party and the Lenders thereafter arising. The security interest shall attach to all “Pledged Collateral” owned by each company amalgamating with any Debtor, and shall attach to all “Pledged

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Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

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IN WITNESS WHEREOF, each Debtor has executed and delivered this Agreement as of the date first above written.

DEBTORS:

1328158 ONTARIO INC.

By:	/s/ Darren Richardson

Name:	Darren Richardson

Title:	President & CEO

MAD CATZ INTERACTIVE, INC.

By:	/s/ Darren Richardson

Name:	Darren Richardson

Title:	President & CEO

CANADIAN SECURITY AGREEMENT

SECURED PARTY:

NEWSTAR BUSINESS CREDIT, LLC, as Secured Party

By:	/s/ Greg Gentry

Name:	Greg Gentry

Title:	SVP

2	CANADIAN SECURITY AGREEMENT